Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2008 with respect to the consolidated financial statements of Encore Bancshares, Inc. and subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption, effective January 1, 2007 of Statement of Financial Accounting Standards Boards (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” and effective January 1, 2006 of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) included in the Annual Report on Form 10-K for the year ended December 31, 2007 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Houston, Texas

January 5, 2009